FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
James E. Lauter
Senior Vice President &
Chief Financial Officer
T: +1 (345) 815-9902
E: James.Lauter@hlss.com

Home Loan Servicing Solutions, Ltd. Declares Monthly Dividend of $0.18 per Ordinary Share for each of January, February and March 2015
George Town, Grand Cayman, January 9, 2015 (GLOBE NEWSWIRE) – Home Loan Servicing Solutions, Ltd. ("HLSS", “our”, “we” or the "Company") (NASDAQ: HLSS), today reported that the Company’s Board of Directors declared monthly dividends of $0.18 per ordinary share for each of January, February and March 2015, payable as follows:

Record Date	Payment Date	Dividend per Ordinary Share
January 30, 2015	February 10, 2015	$0.18
February 27, 2015	March 10, 2015	$0.18
March 31, 2015	April 10, 2015	$0.18
For more information on prior releases and SEC Filings, please refer to the "Shareholders" section of our website at www.hlss.com.
HLSS is an internally-managed owner of residential mortgage assets with historically stable valuations and cash flows.  HLSS’ largest asset is mortgage servicing advances that, along with the related servicing rights, are over-collateralized more than 25 times by the underlying residential real estate. HLSS' objective is to generate stable, recurring fee-based core earnings and dividends throughout the economic cycle. For more information, visit www.hlss.com.